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                                                                EXHIBIT 99.11(a)

                        [LETTERHEAD COOPERS & LYBRAND]







                          CONSENT OF INDEPENDENT ACCO
                          ---------------------------



To the Board of Trustees and Shareholders of Nicholas-Applegate Fund, Inc:



We consent to the incorporation by reference in Post-Effective Amendment #9 to the Registration Statement on Form N-1A of the Nicholas-Applegate Fund, Inc. (File No. 33-38461) of our report dated February 8, 1995 on our audit of the financial statements and financial highlights of the Nicholas-Applegate Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1994 which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the heading "Financial Highlights".






                                                /s/ Coopers & Lybrand L.L.P.

                                                    COOPERS & LYBRAND L.L.P.

Los Angeles California
February 28, 1996